UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020, Mr. Robert A. Rucker submitted his resignation from the board of directors of Tile Shop Holdings, Inc. (the “Company”).  Mr. Rucker subsequently confirmed on the same date that his resignation was effective immediately.  Mr. Rucker effected his resignation from the board pursuant to the letter attached hereto as Exhibit 17.1.

Prior to his resignation, Mr. Rucker served as interim CEO of the Company from October 2017 until January 2019, and thereafter as a consultant to the Company.  In those roles, Mr. Rucker maintained an office at the Company’s headquarters and was involved with the Company’s operations.  The Company’s board of directors recently determined that Mr. Rucker’s role in operations was no longer necessary and therefore that it was no longer necessary for Mr. Rucker to maintain an office at the Company’s headquarters or maintain an active role in the Company’s operations.

On February 19, 2020, Mr. Rucker delivered a follow-up letter to the Company further explaining and clarifying his disagreements with the Company.  A copy of Mr. Rucker’s follow-up letter is attached hereto as Exhibit 17.2.

The Company respects and appreciates Mr. Rucker’s efforts as a founder of the Company, his many years of service to the Company, and his role and achievements in connection with building the Company’s business.

Item 8.01	Other Events.

In connection with the lawsuit filed by K-Bar Holdings LLC and Wynnefield Capital, Inc. relating to the Company’s announced delisting and deregistration, a hearing was scheduled for February 21, 2020 for the court to consider whether a preliminary injunction should be issued to continue the temporary restraining order (“TRO”) that was entered by the court on November 8, 2019.  The TRO prohibits the Company from filing a Form 15 to complete the Company’s proposed deregistration and additional stock purchases by directors.  The Company has determined to forego the preliminary injunction hearing and proceed directly to a full trial on the merits, which is currently scheduled for April 13-14, 2020.

The Company believes that the K-Bar and Wynnefield Capital complaint contains numerous false and misleading statements that create a narrative regarding the Company’s delisting and proposed deregistration that is untrue. The Company further believes, and has made filings with the court indicating that, subsequent filings and statements made with the court by plaintiffs’ counsel Bernstein Litowitz Berger & Grossmann have been false and misleading and sought to distort the record in the case.  The Company plans to continue to contest the litigation vigorously.

The Company continues to believe that the delisting and proposed deregistration are in the best interests of the Company and its shareholders and that the estimated cost savings from the delisting and proposed deregistration, and the reduction in management time and attention focused on periodic reporting and related SEC compliance matters, would significantly benefit the Company’s business and turnaround efforts.

Forward Looking Statements

This report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan, including the intention to deregister the Company’s common stock, expected impact and results of litigation, and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

17.1       Letter from Robert A. Rucker, dated February 12, 2020.

17.2       Follow-up Letter from Robert A. Rucker, dated February 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

	By	/s/ Nancy DiMattia
Date: February 19, 2020	Name:	Nancy DiMattia
	Title:	Chief Financial Officer